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                                                                      Exhibit 11

                           STATER BROS. HOLDINGS INC.
                    Calculation of Earnings Per Common Share
                                   (Unaudited)
          (In thousands, except number of shares and per share amounts)



                                                           13 Weeks Ended                     26 Weeks Ended
                                                        ---------------------               ---------------------
                                                        March 30,    March 29,              March 30,    March 29,
                                                          1997         1998                   1997         1998
                                                        --------     --------               --------     --------
Net income                                              $  4,354     $  1,225               $  8,549     $  2,598

Less preferred dividends                                   1,816            -                  3,632            -
                                                        --------     --------               --------     --------

Net income available to common shareholders             $  2,538     $  1,225               $  4,917     $  2,598
                                                        ========     ========               ========     ========

Earnings per common share                                 $50.76       $24.50                 $98.34       $51.96
                                                          ======       ======                 ======       ======

Average common shares outstanding                         50,000       50,000                 50,000       50,000
                                                          ======       ======                 ======       ======

Common shares outstanding at end of period                50,000       50,000                 50,000       50,000
                                                          ======       ======                 ======       ======





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